Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements:

(1)         Registration Statement (Form S-8 Nos. 333-211940, 333-196646, 333-184181, 333-176174, 333-171244, 333-159592, and 333-149662) of ReShape Lifesciences, Inc.,

(2)         Registration Statement (Form S-3 Nos. 333-216600, 333-205353, 333-195855, 333-183313, 333-171944, 333-171052, 333-166011, 333-161702, and 333-158516) of ReShape Lifesciences, Inc., and

(3)         Registration Statement (Form S-1 Nos. 333-215590, 333-171052, 333-143265, 333-170503, and 333-213704) of ReShape Lifesciences, Inc.;

of our report dated May 25, 2017, with respect to the December 31, 2016 financial statements of ReShape Medical, Inc., included in Amendment No. 1 to this Current Report on Form 8-K of ReShape Lifesciences, Inc.

/s/ Ernst & Young LLP

Irvine, California
December 15, 2017